Exhibit 4.368

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 164415 dated April 17, 2018

For Rendering

telematic services

This License is granted to

Joint Stock Company

Nvision Group

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739165860

Tax Identification Number (TIN)

7703282175

Location address (place of residence):

29 bldg. 2, Novoslobodskaya str., Moscow

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until April 17, 2023.

This License is granted by decision of the licensing body - Order dated April 17, 2018 No. 236-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.А. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE

OF COMMUNICATIONS, INFORMATION TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296